EXHIBIT 23.1

                          Consent of Elliott Davis, LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Span-America Medical Systems, Inc. 2000 Restricted Stock Plan of our report dated October 26, 2001, with respect to the financial statements of Span-America Medical Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 29, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                    /s/ Elliott Davis LLP
                                    Elliott Davis LLP

Greenville, South Carolina
December 21, 2001